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                                                                      EXHIBIT 24

                        [RYDER SCOTT COMPANY LETTERHEAD]

                         CONSENT OF RYDER SCOTT COMPANY

         We consent to the use on Form 10-K of Sterling Gas Drilling Fund 1981 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference on Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                       Very truly yours,

                                       /s/ RYDER SCOTT COMPANY
                                           PETROLEUM ENGINEERS

                                       RYDER SCOTT COMPANY
                                       PETROLEUM ENGINEERS

Denver, Colorado
March 10, 1997